Exhibit 99.1

DYNAVAX

DYNAVAX TECHNOLOGIES 2929 Seventh Street, Suite 100 Berkeley, CA 94710

Contact: Jennifer Lew Vice President, Finance 510-665-7217 jlew@dynavax.com

DYNAVAX REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS

BERKELEY, CA – July 30, 2010 – Dynavax Technologies Corporation (NASDAQ: DVAX) today reported financial results for the second quarter ended June 30, 2010, including $57.4 million in cash and cash equivalents. This compared to $30.1 million at March 31, 2010. In April, the Company completed a financing which resulted in net proceeds of $41 million. The $13.7 million cash usage for the second quarter primarily reflected accelerated enrollment and immunization of over 2,400 subjects in the HEPLISAVTM Phase 3 lot-to-lot consistency and safety study and to a lesser extent, planned investment in early clinical development of the Company’s universal flu vaccine and autoimmune program.

Total revenues for the second quarter 2010 were $2.2 million, compared to $15.9 million reported for the second quarter in 2009, of which $13.0 million was non-cash deferred revenue recognized following the termination of the Merck collaboration.

Total operating expenses for the second quarter 2010 were $18.5 million, versus $17.3 million reported for the first quarter 2010, driven by intensified clinical and manufacturing activities for HEPLISAV. Total operating expenses for the second quarter 2009 were $13.0 million prior to restarting the HEPLISAV clinical program in September 2009.

One-time events affected the net loss for the first half of 2010 and 2009. Net loss for the second quarter 2010 was $28.0 million, or $0.34 per share, which included non-operating expense of $11 million resulting from the issuance of common stock and warrants to Symphony in connection with the Company’s April 2010 financing. Net income for the second quarter 2009 was $4.1 million, or $0.10 per share, reflecting the non-cash deferred revenue of $13 million described above.

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.

About HEPLISAV

HEPLISAV is an investigational adult hepatitis B vaccine. The vaccine candidate is being evaluated in two Phase 3 studies that are directed toward fulfilling licensure requirements in U.S., Canada and Europe. In a completed pivotal Phase 3 trial, HEPLISAV demonstrated increased, rapid protection with fewer doses than current licensed vaccines. Dynavax has worldwide commercial rights to HEPLISAV and is developing the vaccine for large, high-value populations that are less responsive to current licensed vaccines, including individuals with chronic kidney disease. HEPLISAV combines hepatitis B surface antigen with a proprietary Toll-like Receptor 9 agonist known as ISS to enhance the immune response.

About Dynavax

Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, discovers and develops novel products to prevent and treat infectious diseases. The Company's lead product candidate is HEPLISAV, an investigational adult hepatitis B vaccine designed to enhance protection more rapidly and with fewer doses than current licensed vaccines. For more information visit www.dynavax.com.

Forward Looking Statements

This press release contains "forward-looking statements," that are subject to a number of risks and uncertainties. Future actual operating and financial results may differ materially due to the risks and uncertainties inherent in our business, including whether successful clinical and regulatory development and approval of HEPLISAV can occur in a timely manner or without significant additional studies or difficulties or delays in development or clinical trial enrollment and whether the studies can support registration for commercialization of HEPLISAV; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; the Company's ability to obtain additional financing to support the development and commercialization of HEPLISAV and its other operations, possible claims against the Company based on the patent rights of others; and other risks detailed in the "Risk Factors" section of our current periodic reports with the SEC. Past financial results are not necessarily indicative of future financial performance. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax's website at www.dynavax.com is not incorporated by reference in the Company's current periodic reports with the SEC.

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DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Collaboration revenue	$1,341	$14,596	$8,762	$32,288
Grant revenue	617	895	1,479	2,034
Service and license revenue	233	393	294	906

Total revenues	2,191	15,884	10,535	35,228

Operating expenses:
Research and development	14,045	9,239	26,525	19,571
General and administrative	4,173	3,533	8,743	7,957
Amortization of intangible assets	245	245	490	490

Total operating expenses	18,463	13,017	35,758	28,018

Income (loss) from operations	(16,272)	2,867	(25,223)	7,210

Interest income	39	46	41	156
Interest expense	(431)	(12)	(830)	(27)
Other income (expense)	(11,340)	226	(11,176)	(120)

Net income (loss)	(28,004)	3,127	(37,188)	7,219

Add: Losses attributed to noncontrolling interest in
SDI	—	983	—	1,992

Net income (loss) attributable to Dynavax	$ (28,004)	$4,110	$(37,188)	$9,211

Basic net income (loss) per share attributable to
Dynavax stockholders	$(0.34)	$0.10	$(0.54)	$0.23
Shares used to compute basic net income (loss)
per share attributable to Dynavax stockholders	82,012	39,923	68,264	39,906

Diluted net income (loss) per share attributable to
Dynavax stockholders	$(0.34)	$0.10	$(0.54)	$0.23
Shares used to compute diluted net income (loss)
per share attributable to Dynavax stockholders	82,012	40,064	68,264	39,906

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DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

GAAP revenues	$2,191	$15,884	$10,535	$35,228

ADD:
Collaboration funding incurred under SDI programs	—	795	—	1,542
LESS:
Non-cash deferred revenue from Merck
collaboration	—	12,948	—	28,485

Pro forma revenues (1)	$2,191	$3,731	$10,535	$8,285

(1)	These pro forma amounts are intended to illustrate the Company’s revenues including collaboration funding provided for the SDI programs and excluding certain non-cash items. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the Company’s consolidated statement of operations, but would have been reported as revenue if SDI’s results of operations were not consolidated with those of the Company. Management of the Company believes the pro forma results are a more useful measure of the Company’s revenues because it provides investors the ability to evaluate the Company’s operations in the manner that management uses to assess the continued progress of operating programs.

These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES

(In thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

GAAP operating expenses	$ 18,463	$ 13,017	$ 35,758	$ 28,018
LESS:
Stock-based compensation expense	425	667	966	1,186
Amortization of intangible assets	245	245	490	490

Pro forma operating expenses (2)	$ 17,793	$ 12,105	$ 34,302	$ 26,342

(2)	These pro forma amounts are intended to illustrate the Company’s operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company’s operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

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DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents and marketable securities	$57,378	$36,720
Property and equipment, net	6,324	7,997
Goodwill	2,312	2,312
Other intangible assets, net	789	1,279
Other assets	4,875	2,162

Total assets	$71,678	$50,470

Liabilities and stockholders’ equity
Accounts payable	$1,033	$1,686
Accrued liabilities	14,644	7,507
Warrant liability to Holdings	12,029	2,567
Current portion of deferred revenue	1,429	2,718
Noncurrent portion of deferred revenue	16,369	17,083
Long-term note payable to Holdings	10,140	9,342
Long-term contingent liability to Holdings	3,161	3,040
Other long-term liabilities	65	151
Stockholders’ equity	12,808	6,376

Total liabilities and stockholders’ equity	$71,678	$50,470

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